March 12, 2024 Air T, Inc. Air T Funding 11020 David Taylor Drive, Suite 305 Charlotte, NC 28262 Dear Ladies and Gentlemen: We have acted as counsel to Air T, Inc., a Delaware corporation (the “Company”) and Air T Funding, a Delaware trust sponsored by the Company (the “Issuer Trust”), in connection with the resale from time to time by the Selling Securityholders named in the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) by the Company and the Issuer Trust in connection with the resale of up to 496,763 shares of Alpha Income Trust Preferred Securities, $25.00 par value per share (the ‘Shares”) issued by the Issuer Trust. The Company and the Issuer Trust have provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Registration Statement, including the Prospectus as may be supplemented from time to time by one or more Prospectus Supplements, provides for the registration by the Company and the Issuer Trust of 496,763 Shares and/or the Guarantee with respect to the Shares. Capitalized terms not otherwise defined in this opinion letter have the meanings ascribed in the Registration Statement and the Prospectus. The Shares were sold in private transactions and may be sold from time to time by the Selling Shareholders as set forth in the Prospectus and any amendment or supplements thereto. We are providing this opinion letter to fulfill the requirements of Item 601(b)(5) of Regulation S- K under the Securities Act. In preparing this opinion letter, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and the administrative trustees of the Issuer Trust and have not independently sought to verify such matters. In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus included therein, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, as well as the Second Amended and Restated Trust Agreement, as amended of the Issuer Trust and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the

Air T, Inc. Air T Funding March 12, 2024 Page 2 genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company and the Issuer Trust where execution and delivery are prerequisites to the effectiveness thereof. Our opinion is expressed only with respect to the laws of the State of Delaware. We express no opinion as to whether any particular laws other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Sincerely, /s/ WINTHROP & WEINSTINE, P.A. 28410554v3